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                                                                   EXHIBIT 10.33

                       STOCK OPTION AGREEMENT (EMPLOYEE)
                         (Non-Qualified Stock Option)
            (PERFORMANCE ACCELERATED VESTING STOCK OPTION PROGRAM)


     Stock Option Agreement ("Agreement") dated as of [optndate] between PINKERTON'S, INC., a Delaware corporation (the "Company"), and [firstname] [lastname] (the "Optionee"), regarding the grant of an option ("Option") to buy the Company's Common Stock, par value $.001 per share ("Common Stock"), on the terms set forth in this Agreement. It is the Company's intention that the Option will serve as an added incentive to use the Optionee's best efforts to advance the interests of the Company and its stockholders and to reward the Optionee for resulting increases in the value of the Common Stock.

     Therefore, effective [optndate] and pursuant to the Company's 1995 Performance and Equity Incentive Plan (the "Plan," which is attached hereto), subject to approval by the Company's stockholders at the 1998 Annual Meeting of Stockholders of an amendment to the Plan increasing the maximum number of shares of Common Stock with respect to which awards may be granted under the Plan to 2,296,087 shares, the Optionee is granted an Option to purchase [numshares] shares of Common Stock at a per share price of $[shareprice] (the "Exercise Price"), vesting according to the schedule shown below and expiring not later than [expdate] at 12:00 a.m. (Pacific Time) in accordance with the Plan, and subject to the following terms and conditions:

     (1) Except as provided in this Agreement, the Option shall be subject to all of the terms and conditions of the Plan, which is hereby incorporated herein by reference. Capitalized terms in this Agreement are defined in the Plan. By signing this Agreement, the Optionee acknowledges that the Optionee has received a copy of the Plan, that the Optionee has been given an opportunity to review the Plan and to discuss it with the Optionee's advisors, and that the Optionee understands the Plan and agrees to be bound by its terms.

     (2) This Option shall be subject to the following additional terms and conditions:

     The Option shall vest on [vestdate]. Notwithstanding the above, the Option shall vest sooner, in whole or in part, if the Company achieves the following stock price targets:

                                                           Stock Price
     Stock Price Targets            Stock Price:           Achieved by:
     -------------------            ------------           -----------
     First Stock Price Target       $[shareprice*115%]       12/31/98
     Second Stock Price Target      $[shareprice*132%]       12/31/99
     Third Stock Price Target       $[shareprice*152%]       12/31/00
     Fourth Stock Price Target      $[shareprice*175%]       12/31/01

                                       1
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     In the event the Company achieves the First Stock Price Target by 12/31/98,
     25% of the shares covered by the Option shall vest and become immediately exercisable. In the event the Company achieves the Second Stock Price Target on or before 12/31/99, 50% of the shares covered by the Option reduced by any previously vested shares covered by the Option shall vest and become immediately exercisable. In the event the Company achieves the Third Stock Price Target on or before 12/31/00, 75% of the shares covered by the Option reduced by any previously vested shares covered by the Option shall vest and become immediately exercisable. In the event the Company achieves the Fourth Stock Price Target on or before 12/31/01, 100% of the shares covered by the Option reduced by any previously vested shares covered by the Option shall vest and become immediately exercisable.

     Stock price targets shall be deemed to be achieved on the date (the "Accelerated Vesting Date") that the average of the closing daily stock price during the 20 consecutive trading days prior to the Accelerated Vesting Date equals the applicable stock price target.

     If the Company does not achieve the specified stock price target during or prior to the end of a particular year, no shares covered by the Option shall vest and become exercisable on an accelerated basis for that year. Any shares covered by the Option that have not vested on or before 12/31/01 shall vest on [vestdate]. Notwithstanding the foregoing, in the event of a Change in Control, all shares covered by the Option shall vest and become immediately exercisable in full.

     (3) This Option shall remain exercisable after the Optionee ceases to be an Employee for the period of time specified in Section 13 of the Plan, except as follows:

     In the case of termination as a result of death, Disability, or Retirement of the Optionee, the Option shall remain exercisable until [expdate] at 12:00 a.m. (Pacific Time), to the extent vested, as provided below.

     The number of unvested shares covered by the Option that would vest on the date of such termination shall be the result of: (i) the total number of shares covered by the Option prorated for the time up to the date of such termination (i.e., [numshares] multiplied by the number of full months of service from 1/1/98 to termination date divided by 48) less (ii) the number of vested shares covered by the Option as of the date of such termination. In the event of Disability or Retirement, such number of unvested shares covered by the Option, which vest upon termination, shall become exercisable upon the earlier of: (i) the attainment of the stock price targets commensurate therewith, or (ii) [vestdate]. In the event of death, such number of unvested shares covered by the Option, which vest upon termination, shall become immediately exercisable. All remaining unvested shares covered by the Option shall be forfeited as of the date of termination.

                                       2
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     In the case of termination for any reason other than death, Disability, or
     Retirement, all unvested shares covered by the Option shall be forfeited as of the date of termination. Vested shares covered by the Option shall remain exercisable for up to 90 days after the date of termination.

     Notwithstanding the above, in the case of termination for Cause, vested shares covered by the Option shall immediately terminate upon the date of termination and shall no longer be exercisable.

     (4) This Option may not be transferred by Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. See Section 14 of the Plan.

     (5) No fractional shares shall be issued pursuant to the exercise of the Option nor shall any cash payment be made in lieu thereof.

     (6) Payment of the Exercise Price in shares of Common Stock already owned by the Optionee is permitted.

               X          Yes
            -------
                          No
            -------

     (7) The number of shares of Common Stock subject to this Option shall be adjusted as provided in Section 15 of the Plan.

     The Optionee hereby acknowledges that neither the Plan nor this Agreement constitutes an employment contract between the Optionee and the Company.
Nothing contained in the Plan or in this Agreement shall give the Optionee the right to be retained in the service of the Company nor shall anything in the Plan or this Agreement interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge, remove or retire any Employee, including the Optionee, if applicable, at any time, with or without cause. All of the Company's Employees are "at will" employees except as specifically set forth to the contrary in any collective bargaining agreement or any binding written contract between an individual Employee and the Company which was intended by the Company to be an explicit contract of employment. The Company shall be under no obligation to continue to retain the Optionee in its service until the Option becomes exercisable, and the Company shall have no obligation to accelerate the exercisability of the Option or make other recompense in the event that the Optionee would otherwise lose the right to exercise the Option through no fault of the Optionee's. Thus, for example, if the Company sells a facility or a Subsidiary and the Optionee transfers to the employ of the buyer or becomes or remains an employee of the Subsidiary after its sale, the Optionee's service with the Company and all companies which are then Subsidiaries will have ended and the Option, to the extent not then exercisable, will lapse.

                                       3
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     The Optionee hereby acknowledges receipt of the Plan Prospectus dated April
28, 1995 and the Company's 1996 Annual Report to Stockholders.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, and in the case of the Company by its duly authorized officer, as of the date hereof.

Optionee                             PINKERTON'S, INC.

_________________________________    By:_________________________
[firstname] [lastname]